                                                                    EXHIBIT 10.7

                              MANAGEMENT AGREEMENT

            AGREEMENT, effective as of the first day of January 2000 by and between WebFinancial Corporation a Delaware corporation having an office at 150
East 52nd Street New York, New York 10019, and Steel Partners Services, Ltd.
("SPS") a Delaware Limited Liability Corporation having an office at 150 East
52nd Street, New York, NY 10022.

                              W I T N E S S E T H:

            WHEREAS, the Company desires to have SPS furnish certain management advisory and consulting services to the Company, and SPS has agreed to furnish such management advisory and consulting services, pursuant to the terms and conditions hereinafter set forth; and

            WHEREAS, this Agreement has been approved by a majority of the disinterested directors of the Company.

            NOW, THEREFORE, the parties hereto, intending to be legally bound hereby agree as follows:

            Section 1. Engagement of SPS

            1.01 During the term of this Agreement, SPS shall provide to the
Company such management advisory and consulting services (the "Services"), as more fully described and defined below, as may be necessary or desirable or as may be reasonably requested or required, in connection with the business, operations and affairs, both ordinary and extraordinary, of the Company and its subsidiaries and affiliates. "Services" means and includes, without limitation, the furnishing of office space, advice, assistance and guidance, and personnel to implement the same, in connection with, among others, executive, administrative, financial, managerial, operation, supervisory and related matters, including without limitation those matters set forth on Exhibit A hereto. In connection with such Services and subject to the approval of the
Company's Board of Directors, SPS will provide the services of (a) Warren
Lichtenstein or such other suitable officer and employee to serve as Chief
Executive Officer of the Company and (b) such other suitable officer and employee of SPS to serve as Chief Financial Officer of the Company or such other executive position as SPS may provide from time to time.

            In performing services, SPS shall be subject to the supervision and control of the board of directors of the Company. In no event shall SPS incur an obligation or enter into any transaction on behalf of the Company involving in excess of $100,000 without the prior approval of the board of directors of the
Company.

            1.02 While the amount of time and personnel required for performance by SPS hereunder will necessarily vary depending upon the nature and type of services, SPS shall devote such time and effort and make available such personnel as may from time to time reasonably be required for the performance of
Services hereunder.

            Section 2. Term

            This Agreement shall commence effective as of January 1, 2000, shall continue for a one (1) year term thereafter, and shall automatically renew for successive one year periods unless and until terminated by either party, at any time and for any reason, upon not less than sixty (60) days written notice to the other prior to the end of the year. If an involuntary or voluntary case or proceeding is commenced against or by the Company under the United States
Bankruptcy Code, as amended, or any similar federal or state statutes, either party hereto may terminate this Agreement upon 30 days prior written notice to the other.

            Section 3. Payments to SPS. In consideration of Services furnished by SPS hereunder, the Company shall pay to SPS a fixed monthly fee, which shall be adjustable annually upon agreement by the parties, and shall reimburse SPS for certain expenses including legal and consulting fees incurred on behalf of the Company, as well as all reasonable and necessary business expenses incurred in performance of Services, in accordance with the following:

            3.01 Company shall pay SPS a fixed monthly fee of $25,333.33
($310,000 annually) in advance on the first day of each month. Payment of such fixed monthly fee for the months for which SPS has heretofore provided Services, if not already paid, shall be made immediately following execution of this
Agreement.

            Section 4. Indemnity.

            The Company shall defend, indemnify, save and hold harmless SPS from and against any obligation, liability, cost or damage resulting from SPS's actions under the terms of this Agreement, except to the extent occasioned by gross negligence or willful misconduct of SPS's officers, directors or employees. The Company's obligation to indemnify SPS hereunder shall extend to and inure to the benefit of SPS's officers, directors, employees and consultants.

            Section 5. Confidential Information.

            SPS shall not at any time during or following the termination or expiration for any reason of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except where necessary in connection with the furnishing of Services under this Agreement), appropriate or use, or cause or permit any other person to appropriate or use, any of the Company's inventions, discoveries, improvements, trade secrets, copyrights or other proprietary, secret or confidential information not then publicly available.

            Section 6. General.

            6.01 This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            6.02  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by regular first-class mail, in each case, however, only against receipt, or if mailed by first class registered or certified mail, return receipt requested, exclusively therein, without giving effect to the principles of conflict of laws.

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            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written.

                                        Steel Partners Services, Ltd.

                                        By: /s/ Warren Lichtenstein
                                           ------------------------------------

                                        WebFinancial Corporation

                                        By: /s/ Glen Kassan
                                            -----------------------------------
                                            Vice President and Chief Financial
                                            Officer

                                    Exhibit A

            1.  Responsibility for any and all financing matters for the Company and its subsidiaries  including but not limited to debt,  equity or other  financings,  whether  through the public markets or in private  transactions,  or otherwise,  including the negotiation and consummation of all of the foregoing.

            2.  Review of annual and quarterly budgets and related matters.

            3.  Supervise    and     administer,     as     appropriate,     all
                accounting/financial  duties and related  functions on behalf of the Company for its operations and business  matters  (including control  of  the  Company's  cash,  checking  accounts,  revenue
                receipts,   disbursements,   bookkeeping,   accounts,   ledgers,
                billings, payroll and related maters).

            4.  Review and supervise the Company's  presently existing reporting
                obligations   under  United  States   Securities   and  Exchange
                Commission regulations for a public corporation as well as under related state laws.

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